FIRST AMENDMENT TO THE THREADNEEDLE DEFERRAL PLAN WHEREAS, Ameriprise Financial, Inc. (“Ameriprise”), or one of its subsidiaries, adopted the Threadneedle Fund Deferral Plan for its eligible employees effective December 12, 2012, which was amended and restated effective January 1, 2018 with the Threadneedle Deferral Plan (the “Plan”); WHEREAS, pursuant to its delegation powers and in accordance with the provisions of its Charter, the Compensation and Benefits Committee (the “CBC”) of the Ameriprise Board of Directors has authorized Ameriprise’s Executive Vice President of Human Resources (the “Delegate”) to determine the terms and approve non-material changes relating to the Plan, as deemed necessary or appropriate, so long as they do not have a financial impact to Ameriprise in excess of a specific dollar amount; WHEREAS, the Company wishes to align the terms relating to the payout of Deferral Awards upon certain events to those specified to the payout of Deferred Stock Options and Deferred Stock Awards; and WHEREAS, the undersigned officer of the Company deems it necessary and appropriate to make this amendment; NOW, THEREFORE, pursuant to Article 9 of the Plan, the Plan is amended effective January 1, 2019, as follows: I. Section 2.08, “Effect of Certain Events,” is replaced in its entirety with the following: “2.08. Effect of Certain Events. The effect of the death, Disability, Retirement or other termination of employment of a Participant, or a Change in Control of Ameriprise, on a Deferred Award credited to the Participant’s Deferred Award Account shall be determined under the applicable Annual Award Materials, subject to the terms of the Ameriprise 2005 Incentive Plan.” II. The reference to “Section 2.08(c)” in Section 9.16(a)(ii) of the Plan is revised to “Section 2.08.” III. Sections 3.05, “Effect of Certain Events,” and 4.05, “Effect of Certain Events,” shall be amended to add the event of “Disability” to the list of specified events. “3.05. Effect of Certain Events. The effect of the death, Disability, Retirement or other termination of employment of a Participant, or a Change in Control of Ameriprise, on a Deferred Stock Option credited to the Participant’s Deferred Stock Option Account shall be determined under the applicable Annual Award Materials and Deferred Stock Option Certificate, subject to the terms of the Ameriprise 2005 Incentive Plan.” Exhibit 10.25